                                   MAXXAM INC.
                          TAX ALLOCATION AGREEMENT WITH
                                MAXXAM GROUP INC.
                         THE PACIFIC LUMBER COMPANY and
                             BRITT LUMBER CO., INC.
                               OF FEBRURAY 9, 2004

         This Agreement is made as of February 9, 2004, between MAXXAM Inc.
("Parent"), a Delaware corporation, MAXXAM Group Inc. ("MGI"), a Delaware corporation, The Pacific Lumber Company ("Pacific Lumber"), a Delaware
corporation and Britt Lumber Co., Inc. ("Britt"), a California corporation.

         WHEREAS, Pacific Lumber and Britt are currently members, for federal income tax purposes, of the affiliated group within the meaning of Section
1504(a) of The Internal Revenue Code of 1986, as amended (the "Code") of which
Parent is the common parent corporation (the "Group"); and

         WHEREAS, Pacific Lumber and Britt are currently members of a combined unitary reporting group for Arizona and California income tax purposes of which
MGI is the common parent corporation (the "Forest Products Group"); and

         WHEREAS, pursuant to a tax allocation agreement dated as of May 21,
1988 (the "May 88 Agreement"), Parent and Pacific Lumber established a Tax
Allocation Method, as hereinafter defined. As used herein, the term "Tax
Allocation Method" shall mean a method for allocating the consolidated tax liability of a group among its members and for reimbursing the group's parent for the payment of such liability; and

         WHEREAS, on March 23, 1993, the May 88 Agreement was amended as between
Parent and Pacific Lumber to establish a Tax Allocation Method for Pacific
Lumber that included Scotia Pacific Holding Company ("Scotia") and Salmon Creek
Corporation ("Salmon Creek"), then-existing subsidiaries of Pacific Lumber (the
"March 93 Agreement"); and

         WHEREAS, Scotia, which was a wholly owned subsidiary of Pacific Lumber, ceased to be a member of the Group as a result of being merged into a newly formed wholly owned subsidiary of Pacific Lumber, Scotia Pacific Company LLC
("Scotia LLC") on July 20, 1998; and

         WHEREAS, Salmon Creek, which was a wholly owned subsidiary of Pacific
Lumber, ceased to be a member of the Group as a result of being converted into a newly formed wholly owned subsidiary of Pacific Lumber, Salmon Creek LLC
("Salmon Creek LLC") on December 7, 1999; and

         WHEREAS, Scotia LLC and Salmon Creek LLC are not members of the Group since each entity is a single member limited liability company which has not elected to be treated as an association taxable as a corporation and, therefore, is treated as a division of Pacific Lumber pursuant to Treasury Regulation
ss.301.7707-3(b)(1); and

         WHEREAS, on December 31, 2001, the March 93 Agreement was further amended (the "Amended March 93 Agreement") as between Parent and Pacific Lumber to clarify the treatment of Scotia LLC and Salmon Creek LLC as members of the PL
Subgroup, as that term is defined in the Amended March 93 Agreement; and

         WHEREAS, pursuant to a Tax Allocation Agreement dated July 3, 1990 (the
"July 90 Agreement"), Parent and Britt established a Tax Allocation Method; and

         WHEREAS, as of even date herewith, the stock of Britt was acquired by
Pacific Lumber; and

         WHEREAS, Parent and Pacific Lumber recognize that the May 88 and
Amended March 93 Agreements are no longer reflective of Pacific Lumber and its subsidiaries' relationship with Parent; and

         WHEREAS, Parent and Britt recognize that the July 90 Agreement is no longer reflective of Britt's relationship with Parent; and

         WHEREAS, Parent and Pacific Lumber desire to establish a Tax Allocation
Method which includes Britt and any other Pacific Lumber subsidiary in the computation of Pacific Lumber's income tax liability to Parent; and

         WHEREAS, Pacific Lumber and Britt desire to establish a Tax Allocation
Method which reflects Britt's subsidiary relationship to Pacific Lumber.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants contained herein, Parent, MGI, Pacific Lumber and Britt hereby agree as follows:

1.       Parent and Pacific Lumber agree to terminate the May 88 Agreement, as it pertains to their relationship, and the Amended March 93 Agreement with respect to taxable periods beginning on and after January 1, 2004.

2.       Parent and Britt agree to terminate the July 90 Agreement with respect to taxable periods beginning on or after January 1, 2004.

3.       Pacific Lumber and its subsidiaries, either as of the date of this
         Agreement or at the time that the subsidiary becomes eligible to become a member of the group, agree to be included in, and Parent agrees to file a consolidated Federal income tax return for all taxable years in which Parent and Pacific Lumber are eligible to file consolidated returns as an affiliated group of corporations as such term is defined in Section 1504 of the Code.

4.       All elections relating to the filing of a consolidated Federal income tax return which are required or are available in the computation of the consolidated Federal income tax liability of the Group shall be made by Parent. Pacific Lumber shall cause any subsidiary that becomes a party to this Agreement to execute such consents and other documents as are necessary in connection therewith.

5.       Except with respect to any payments to Parent that are required under this Agreement, the May 88 Agreement, the Amended March 93 Agreement,
         or the July 90 Agreement, or any payment that Britt is required to make to Pacific Lumber under this Agreement, Parent shall indemnify Pacific
         Lumber and each Pacific Lumber Subgroup Subsidiary (as hereinafter defined) and hold them harmless against all Federal income tax liabilities relating to taxable years of Pacific Lumber and each
         Pacific Lumber Subgroup Subsidiary during which Pacific Lumber and each
         Pacific Lumber Subgroup Subsidiary is or was a member of the Group.

6.       (a)      There shall be computed a Federal income tax liability for
                  Pacific Lumber for any taxable period covered by this
                  Agreement (the "Applicable Period") as if (i) Pacific Lumber
                  and all lower (with respect to Pacific Lumber) tier entities, including newly-formed subsidiaries and Britt, (individually and collectively referred to as "Pacific Lumber Subgroup
                  Subsidiary" or "Pacific Lumber Subgroup Subsidiaries") in
                  which Pacific Lumber has direct or indirect ownership are
                  treated as an affiliated group of corporations (the "Pacific
                  Lumber Subgroup"), the common parent of which is Pacific
                  Lumber, provided, however, that the Pacific Lumber Subgroup shall only include any Pacific Lumber Subgroup Subsidiary to the extent that such Pacific Lumber Subgroup Subsidiary meets the test of affiliation under Section 1504 of the Code as it would apply to the Pacific Lumber Subgroup. Pacific Lumber and each Pacific Lumber Subgroup Subsidiary shall sometimes be referred to as "Pacific Lumber Subgroup Members".

         (b)      The computation of the Federal income tax liability of Pacific
                  Lumber shall take into account the taxable income, loss,
                  credits and other tax attributes of each Pacific Lumber
                  Subgroup Subsidiary as if Pacific Lumber filed a consolidated return including each Pacific Lumber Subgroup Subsidiary
                  (taking into account all applicable limitations under the
                  Code) ("Pacific Lumber's Tax Liability"). In calculating such liability, all intercompany transactions between Pacific
                  Lumber Subgroup Members shall be treated consistent with the consolidated return Treasury Regulations.

         (c)      If the foregoing calculation results in a Federal income tax liability for Pacific Lumber with respect to the Applicable
                  Period, then, in that event, Pacific Lumber shall pay such computed income tax liability to Parent in such amounts and at such times as Pacific Lumber would have been required to pay to the Internal Revenue Service if it were an unaffiliated corporation making separate estimated tax payments and filing a separate tax return.

         (d)      For purposes of Section 6.(b) of this Agreement, any net
                  operating loss carryforwards or other tax attributes (e.g., minimum tax credits or charitable contributions carryovers)
                  available to the Pacific Lumber Subgroup as of December 31,
                  2003 under the May 88 and Amended March 93 Agreements shall be available to offset income of the Pacific Lumber Subgroup in the same manner as under the May 88 and the Amended March 93
                  Agreements.

         (e)      If the calculation of Pacific Lumber's Tax Liability in
                  Section 6.(b) results in a net operating loss that can be
                  carried back to a prior taxable period or periods with respect to which Pacific Lumber made payments to Parent under this
                  Agreement, then, in that event, Parent shall pay Pacific
                  Lumber an amount equal to the tax refund to which Pacific
                  Lumber would have been entitled consistent with this Section
                  4.

         (f)      If the calculation of Pacific Lumber's Tax Liability in
                  Section 6.(b) results in a net operating loss that cannot be carried back pursuant to the preceding subsection (e), then, in that event, such net operating loss shall be a net
                  operating loss carryover to be used by the Pacific Lumber
                  Subgroup in computing its Federal income tax liability
                  pursuant to preceding subsection (b) for future taxable
                  periods, under the law applicable to net operating loss
                  carryovers in general.

7.       (a)      There shall be computed a Federal income tax liability for
                  Britt for any taxable period covered by this Agreement (the
                  "Applicable Period") as if Britt had filed a separate return for such period and all prior Applicable Periods (taking into account all applicable limitations under the Code) ("Britt's
                  Tax Liability"). In calculating such liability, the separate return shall be prepared by taking into account all
                  intercompany transactions, including those eliminated or
                  deferred by reason of the consolidated return Treasury
                  Regulations.

         (b)      If the foregoing calculation results in a Federal income tax liability for Britt with respect to the Applicable Period, then, in that event, Britt shall pay such computed income tax liability to Pacific Lumber in such amounts and at such times as Britt would have been required to pay to the Internal
                  Revenue Service if it were an unaffiliated corporation making separate estimated tax payments and filing a separate tax
                  return.

         (c)      For purposes of Section 7.(b) of this Agreement, any net
                  operating loss carryforwards or other tax attributes (e.g., minimum tax credits or charitable contributions carryovers)
                  available to the Pacific Lumber Subgroup as of December 31,
                  2003 under the May 88 and Amended March 93 Agreements shall not be available to offset income of Britt for any period
                  prior to the effective date of this Agreement.

         (d)      If the calculation of Britt's Tax Liability in Section 7.(b)
                  results in a net operating loss that may be carried back to a prior taxable period or periods with respect to which Britt made payments to Pacific Lumber under this Agreement or to
                  Parent under the July 90 Agreement, then, in that event,
                  Pacific Lumber or Parent, as the case may be, shall pay Britt an amount equal to the tax refund to which Britt would have been entitled consistent with this Section 7.

         (e)      If the calculation of Britt's Tax Liability in Section 7.(b)
                  results in a net operating loss that cannot be carried back pursuant to the preceding subsection (d), then, in that event, such net operating loss shall be a net operating loss
                  carryover to be used by Britt in computing its Federal income tax liability pursuant to preceding subsection (b) for future taxable periods, under the law applicable to net operating loss carryovers in general.

8.       The foregoing principles shall apply in similar fashion to any consolidated state or other local income tax return which the Group or the Forest Products Group may elect or be required to file. For state or other local income tax returns where the Forest Products Group is the reporting group, payments pursuant to this Agreement shall be made to MGI.

9.       This Agreement shall be effective for the Group's 2004 taxable period and all subsequent taxable periods until the earliest date on which (i)
         Pacific Lumber ceases to be a member of the Group, (ii) the Group no longer remains in existence within the meaning of Treasury
         Regulationss.1.1502-75, (iii) the Group is no longer eligible to file, or is no longer eligible to join in the filing of, a consolidated return for Federal income tax purposes, or (iv) Britt ceases to be a member of the Pacific Lumber Subgroup. Prior to or upon termination of this Agreement, the parties may enter into a new agreement, consistent with the provisions of this Agreement, taking into account, among other things, to the extent applicable, the manner in which Pacific Lumber ceased to be a member of the Group, the reason that the Group is no longer in existence, the reason that Parent and/or Pacific Lumber can no longer join in the same consolidated return or the manner in which
         Britt ceased to be a member of the Pacific Lumber Subgroup.

10.      This Agreement is entered into by the parties solely in recognition of the mutual benefits resulting from filing a Federal (or state or other local) consolidated or combined tax return. The respective amounts of tax liability allocated to each Pacific Lumber Subgroup Member for purposes of computing such corporation's earnings and profits for
         Federal (or any other) income tax purposes may differ from those determined in accordance with this Agreement. Furthermore, any amount treated for Federal (or state or other local) income tax purposes, on account of such a difference, as a contribution to capital or a distribution with respect to stock, or a combination thereof, as the case may be, shall be treated as a contribution to capital, a distribution with respect to stock, or a combination thereof, solely for Federal (or state or other local) income tax purposes.

11.      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, Parent, MGI, Pacific Lumber, and Britt have executed this Agreement by authorized officers thereof as of the date first above written.

MAXXAM Inc.                                   The Pacific Lumber Company

By:     /s/ Elizabeth D. Brumely              By:     /s/ Robert E. Manne
Name:   Elizabeth D. Brumley                  Name:   Robert E. Manne
Title:  Vice President and Controller         Title:  President and Chief Executive Officer

MAXXAM Group Inc.                             Britt Lumber Co., Inc.

By:     /s/ Bernard L. Birkel                  By:     /s/ Gary L. Clark
Name:   Bernard L. Birkel                      Name:   Gary L. Clark
Title:  Secretary                              Title:  Vice President - Finance and Administration